POWER OF ATTORNEY

      Know all by these presents, that the undersigned
 hereby authorizes Paul Davis, or Richard Morales of
 Tessera Technologies, Inc., a Delaware corporation
(the "Company"), or Robert A. Koenig, Esq., Zachary
Hale, Esq., or Vedran I. Busija of Latham & Watkins
LLP, to execute for and on behalf of the undersigned,
in the undersigned's capacity as a director of the
Company, Forms 3, 4 and 5, and any Amendments thereto,
and cause such form(s) to be filed with the United States
Securities and Exchange Commission pursuant to Section
16(a) of the Securities Exchange Act of 1934, relating
to the undersigned's beneficial ownership of securities
in the Company.  The undersigned hereby grants to each
such attorney-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein granted,
as fully to all intents and purposes as the undersigned
might or could do personally present, with full power of
substitution or revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney's-in-fact
substitute or substitutes, shall lawfully do or cause to
be done by virtue of this power of attorney and the rights
and powers herein granted.  The undersigned acknowledges
that the foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

      This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings
of, and transactions in, securities issued by the Company,
unless earlier revoked by the undersigned in a signed writing d elivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 23rd day of May, 2013.

 /s/ Peter A. Feld
Peter A. Feld